1AlTi Global Fourth Quarter and Full Year 2024 Earnings | March 13, 2025

2AlTi Global Notes and Important Disclosures About AlTi Global AlTi Global is a leading independent global wealth manager providing entrepreneurs, multi-generational families, institutions, and emerging next-generation leaders with fiduciary capabilities as well as alternative investment strategies and advisory services. AlTi Global’s comprehensive offering is underscored by a commitment to impact or values- aligned investing. The firm currently manages or advises on approximately $76 billion in combined assets and has an expansive network with approximately 430 professionals across three continents. Financial Information The preliminary financial results set forth in this presentation for the fourth quarter and full year ended December 31, 2024, reflect preliminary, unaudited estimates with respect to such results based solely on currently available information, which is subject to change. Such preliminary results are subject to the finalization of quarter-end and year- end financial and accounting procedures. While carrying out such procedures, AlTi Global may identify items that would require it to make adjustments to the preliminary estimates of financial results set forth herein. While AlTi Global believes these estimates are meaningful, they could differ from the actual amounts that AlTi Global ultimately reports in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Moreover, preliminary and estimated financial results should not be viewed as a substitute for AlTi Global’s full quarterly and annual financial statements for the fourth quarter and full year ended December 31, 2024, which will be prepared in accordance with U.S. GAAP. AlTi Global assumes no obligations and does not intend to update these estimates prior to filing its Form 10-K for the fiscal year ended December 31, 2024. Due to rounding, numbers presented throughout this Presentation may not add up precisely to the totals provided and percentages may not precisely reflect the absolute figures. This Presentation (together with oral statements made in connection herewith, the “Presentation”) is for informational purposes only to assist interested parties in evaluating AlTi Global, Inc. (along with its consolidated subsidiaries, “AlTi Global” or the "Company"). Forward-Looking Statements Some of the statements in this presentation may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward- looking, including statements regarding future financial results, long-term value goals, restructuring and resegmentation expectations. Words such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “future,” “intend,” “may,” “plan” and “will” and similar expressions identify forward-looking statements. Forward-looking statements reflect management’s current plans, estimates and expectations and are inherently uncertain. The inclusion of any forward- looking information in this presentation should not be regarded as a representation that the future plans, estimates or expectations contemplated will be achieved. Forward-looking statements are subject to various risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, global and domestic market and business conditions, successful execution of business and growth strategies and regulatory factors relevant to our business, as well as assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity and the risks and uncertainties described in greater detail under “Risk Factors” included in AlTi’s registration statement on Form 10-K filed March 22, 2024, and in the subsequent reports filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time. We undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. Trademarks This Presentation may contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this Presentation may be listed without the TM, SM © or ® symbols, but AlTi Global, will assert, to the fullest extent under applicable law, the rights of the applicable owners, if any, to these trademarks, service marks, trade names and copyrights. Industry and Market Data Certain information contained in this Presentation relates to or is based on studies, publications, surveys and AlTi Global’s own internal estimates and research. In addition, all of the market data included in this Presentation involves a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions. Finally, while AlTi Global believes its internal research is reliable, such research has not been verified by any independent source and none of AlTi Global or any of its affiliates nor any of their respective control persons, officers, directors, employees or representatives make any representation or warranty with respect to the accuracy of such information.

3AlTi Global at-a-glance U.S. vs. Non-U.S. AUM/AUA for top 25 wealth management clients 64% vs. 36%$76B Consolidated AUM/AUA 5 Acquisitions and integrations completed, or in process, globally since 2023 Client retention rate since 2020 96% 19 Offices across the globe in major financial centers Global strategic partnerships provide growth capital, access and relationships Years operating history focused on UHNW 20+ Note: Information as of December 31, 2024, unless otherwise noted Committed to impact strategies $5B 9 Years of average tenure for Wealth Management advisors 96% Recurring revenues

4AlTi Global Comprehensive platform for UHNW families and wealth managers Large and expanding addressable market Uniquely global footprint Recurring and diversified revenue Strong capital position underpinned by transformative strategic partners Identified pipeline of inorganic growth opportunities Skilled leadership team Becoming the preeminent, global UHNW wealth firm

How we got here

Over the past 40+ years, we have grown into an independent, global Ultra-High-Net-Worth wealth management platform with differentiated Alts and Impact Investing capabilities

1980

Establishment of **Tiedemann Investment Group ("TIG")**

TIG Advisors, LLC

Established the alternatives management firm focused on capital preservation & uncorrelated returns

1999

Founded Tiedemann Trust Company (later rebranded as **Tiedemann Wealth Management**)

TIEDEMANN ADVISORS

Enhanced suite of solutions by building a U.S.-focused multi-family office providing comprehensive financial advisory

2009

Global multi-family office created via development and acquisitions

Offices in London, Paris, Geneva, Hong Kong, Lugano and Lisbon

2023

Merger of entities and **listed on NASDAQ** on Jan 4, 2023

Rebrand to AlTi

Aimed to accelerate the growth, improve capital access and liquidity, and boost the market presence and credibility on a global scale

2024

Transformative strategic investments from two prominent institutional investors

Allianz X & Constellation Wealth Capital

Up to $450M (1)

Strategic investment to fuel AlTi's M&A pipeline, accelerate its international expansion and drive AlTi's organic growth

Now — AlTi

Re-segmentation

Wealth & Capital Solutions

+

International Real Estate

Improve focus on the fast-growing wealth management sector, clarify the brand identity, and position AlTi for the next chapter of our journey

1) Up to $450 million of strategic investment from Allianz X and Constellation Wealth Capital; As of December 31, 2024, AlTi has received $250 million investment from Allianz X and $150 million investment from Constellation Wealth Capital

AlTi Global

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Our addressable market –Wealth management

HNW / UHNW market is estimated at **$102T** and is expected to grow at a **~7%** CAGR to 2028 (1) (2) (3)



$264T (2) (4)
Global Financial Wealth
$102T (1) (2) (3)
HNW and UHNW
Investible Financial Wealth
AITi
$76B (5)
0.07%

Enormous upside potential, providing AITi a long runway for future growth

Independent channels continue to gain market share

Market Share by Advisor Channel (6)



RIA
B/D
Wirehouse
39%
40%
21%
2014
32%
40%
28%
2024E
28%
41%
31%
2027E

1) Source: Morgan Stanley and Oliver Wyman, "*Longevity Unlocked: Retiring in the Age of Aging*": investable personal financial wealth includes investable assets (deposits, equities, bonds, mutual funds and alternatives), excluding assets held in insurance policies, pensions and direct real estate or any other real assets
2) TAM assets for global financial wealth and for high-net-worth (HNW) and ultra-high-net-worth (UHNW) investible financial wealth reflect 2023 figures
3) High-net-worth (HNW) refers to individuals with a net worth of at least $5 million and ultra-high-net-worth (UHNW) refers to individuals with a net worth of at least $50 million
4) Source: Allianz Global Wealth Map; figures in EUR converted to USD using exchange rate of 1.105 as of 12/31/2023; financial wealth includes financial assets for private households
5) Represents AITi's AUM/AUA as of December 31, 2024
6) Source: Cerulli, U.S. RIA Marketplace 2023: RIA includes hybrid and independent RIAs; Broker Dealers include National and regional B/D, IBD, Insurance B/D and Retail bank B/D

AITi Global

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Our addressable market – Alternatives and Impact for UHNW

Global Demand for Alternatives(1)

Alternative AUM/AUA Growth and Forecast (2017-2030P)
$Trillions



10% CAGR
$9
$17
$29
$30
2017
2023
2029P
2030P

Increasing demand for alternatives, an estimated **$30 trillion market** by the end of 2030, **aligns with our expertise**

71% of relationship managers say UHNW investors favor alts more than clients from other wealth bands(2)

With Impact Priority(2)

Relevance of ESG Factors



Request ESG scores
Do not request ESG scores
32%
68%
of HNWIs request ESG scores for their sustainable product investments
68%

Clients and investors understand and want to invest responsibly and with **intent, as they think about legacy**

45% of UHNW investors view ESG as **essential** in their wealth management decisions(3)

AITi Global

1) Source: Preqin, *Global alternatives markets on course to exceed $30tn by 2030*
2) Source: Capgemini research institute, 2024 World Wealth Report
3) Source: Capgemini research institute, *Wealth managers can reignite investors' waning ESG enthusiasm*

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8AlTi Global Business Overview

How we serve our clients

Investment Advisory Services

- Customized portfolios
- Differentiated expertise in alternatives and impact
- Newly established private debt partnership with Allianz
- Comprehensive, integrating reporting

Trust & Fiduciary

- Tax optimization
- Optimal wealth structures
- Global trustee services
- Administration of partnership structures

Governance & Education

- Values and mission development
- Wealth review and beneficiary alignment
- Family engagement / family governance / meeting facilitation
- Multigenerational education


Clients
Minimum of ~$25M in investable assets[1]

Estate & Wealth Planning

- Estate and succession planning
- Event and asset planning
- Tax management and mitigation

Philanthropy & Purposeful Giving

- Mission and outcomes
- Tax and planning strategies
- Governance and board management
- Foundation management

Family Office Services

- Accounting and financial modelling
- Bill pay, payroll and benefits, reporting
- Entity creation and management
- Coordination with outside advisors

AlTi Clients

UHNW individuals and families	Foundations & endowments	Sovereign Wealth Funds	Single-family offices	Multi-family offices	Institutional investors

1) General guidance; may differ based on specific client circumstance

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Industry Recognitions

Our firm and its leaders have received numerous industry awards, solidifying our reputation for best-in-class service through third-party recognition.

Firm awards won

with. Intelligence

With Intelligence Private Asset Management Awards
Best Multi-Family Office Over $25 Billion (2024) (2025)
Best Outsourced CIO (2025)

With Intelligence HFM European Performance Awards
Best Event-driven Merger Arbitrage Strategy (2024)

FAMILY WEALTHREPORT AWARDS

Family Wealth Report Awards
Best Multi-Family Office $15 Billion AuM/AuA+ (2024)
Best Portfolio Management (Miami) (2024)

MONEYAge

MoneyAge Wealth and Asset Management Awards
Family Office of the Year (2024)

WealthBriefing

WealthBriefingAsia EAM Awards
Best Philanthropy Offering (2024)

D

D Magazine
Top Wealth Manager (2024)

Individual awards and recognitions



Spear's
Power List (2024)
Michael Tiedemann



Investment Week
Investment Woman of the Year (2024)
Nancy Curtin



Private Asset Management
50 Most Influential (2024) (2025)
Robert Weeber



Wealth Solutions Report
Top 10 WM CMOs (2024)
Claire Verdirame



WealthBriefingAsia EAM
Top Female Executive (2024)
Anthonia Hui



Citywire Italia
Top 50 (2024)
Giorgia Sanchini



Citywire Portugal
40 Under 40 (2024)
Joao Pisco

Spear's Wealth Management Indices
Best Wealth Managers for Ultra-High-Net-Worth Clients (2024)
Nancy Curtin, Cedric Lamielle, Charlie Hamilton, Jakob Meidal, Tomas Gorgulho



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10

How we generate revenue

AlTi's topline performance is driven by recurring fee streams

~ 80% Recurring revenue (1)

~ 20% Non-recurring revenue (1)



Highly recurring
revenue nature

Management / advisory fees

- Investment management, advisory, trustee, and administration fees
- Management fees in Distributions from investments (4)
- Earned principally from Wealth & Capital Solutions segment
- Calculated primarily as a percentage of AUM/AUA

Other revenue

- Incentive fees in Distributions from investments (2)
- Incentive / performance fees (3)
- Other fees / income

Stable fee rates, long-duration clients and largely fee-on-assets revenue base underpin the recurring revenue model

1) Percentage represents illustrative contribution to total revenue informed by historical performance
2) Includes incentive fees distributed from AlTi's economic interest in the External Strategic Managers
3) Includes primarily incentive fees from funds managed by AlTi's Arbitrage platform; primarily recognized in Q4 of a given year
4) Includes management fees distributed from AlTi's economic interest in the External Strategic Managers

AlTi Global

11

12AlTi Global Note: Illustrative only; denotes general characteristics in each category Differentiated, comprehensive, and independent platform Well-positioned to meet and exceed the diverse needs of an expanding client base Boutique Multi-Family Offices Independent Wealth Managers End-market focus Platform approach HNW / UHNW expertise Tailored solutions Global Banks Size and scale International presence Independent, Integrated and International

13AlTi Global Seattle Portland San Francisco Dallas Miami Minneapolis Washington, D.C. Palm Beach Wilmington New York Lisbon Lugano Geneva Zurich Milan London Paris Singapore Hong Kong Global Footprint Unique global footprint Long-term expansion plan leveraging global footprint 8 Countries 19 Cities Market Opportunity Significant market size for UHNW clients Partner Footprint Strong AlTi and partner footprints Market Entry Low regulatory barriers and/or limited competition Scale Augment existing market presence or enter new markets with a clear path to meaningful scale AlTi Presence Global Headquarters Note: Information as of December 31, 2024 Hamburg Announced AlTi Presence in 2025

14AlTi Global AlTi is at an inflection point Strategic investment from Allianz X and CWC Partnerships and growth capital to accelerate AlTi’s growth story Skilled team AlTi has the management, governance, and employee talent to win Complementary expertise Interplay between Wealth, Alts and Impact is synergistic and underscores our unique story Operational efficiency AlTi is optimizing our operations and expense base to maximize efficiency Experience as a public company Two years after listing, AlTi has evolved into a compelling story for public investors Tailwinds in UHNW Wealth Management AlTi’s core customer base is expected to grow substantially, benefitting our business

15AlTi Global Strategic investments provide capital, access and relationships Global financial services provider across the insurance and asset management sectors, providing financial security and certainty to its customers for 130+ years. CWC provides flexible, long-term capital solutions and strategic advisory support to scaled wealth management platforms, leveraging its deep industry experience and relationships. AlTi announced strategic investment of up to $450M from our partners, Allianz X and CWC Fund M&A pipeline for compelling inorganic growth opportunities1 benefits from the strategic investment Accelerate international growth and expand global footprint2 Execute upon organic growth and efficiency initiatives3 Strategic partnerships with deeply experienced partners4

Allianz and CWC's investment is already bearing fruit

AITi expects to use the Allianz X and Constellation Wealth Capital capital principally to fund accretive M&A

Notable acquisitions completed or announced

East End Advisors(1)

- New York-based independent advisory firm with ~$6B AUM
- Enhances Outsourced Chief Investment Officer (OCIO) capabilities
- Completed on April 3, 2024

Envoi(2)

- Minneapolis-based UHNW wealth manager with ~$3B AUM
- Expands operations to the Midwest region of the U.S., fortifying AITi's domestic footprint
- Completed on July 1, 2024

KONTORA(3)

- Hamburg-based UHNW wealth manager with ~$15B AUM/AUA
- Expands European presence through entry into Germany, the third largest UHNW market in the world
- Announced on March 6, 2025, expected to close in Q2 2025

Pipeline and criteria for future acquisitions

U.S. & International Markets	**$2B to $20B** AUM per Target in UHNW Managers

Profile	• Proven low volatility, long-duration earnings • Bias towards management vs. performance/incentive fee income • Attractive top-line growth potential • Proven high and sustainable margins • Accretive to earnings
Footprint/solutions	• Enter new, complementary and strategic markets • Grow market share in existing markets • Enhance solution set
Fit	• Ease of integration • Cultural alignment • Long-term, financially committed and incentivised management teams

1) See Form 8-K filed on April 1, 2024, and other Company filings with the SEC
2) See Form 8-K filed on July 1, 2024, and other Company filings with the SEC
3) See Form 8-K filed on March 6, 2025, and other Company filings with the SEC

AITi Global
16

17AlTi Global Allianz partnership extends beyond growth capital AlTi and Allianz Global Investors announced a private markets investment program for UHNW wealth segment To provide unprecedented access to leading third-party managers with low minimum ticket sizes and expanded investment opportunities across strategies including secondaries & co-investments. Market Focus on $1.5 trillion global private credit market, initially focused on private debt Experience Tapping Allianz’ established, 25-year track record in private markets Scale Allianz represents one of the largest global private debt investors Growth Opportunity to reach massive, complementary Allianz client base and expand program into additional private markets asset classes Key Attributes A majority-owned joint venture to pioneer UHNW wealth access to private credit

Office ◢ US ◢ Europe

Leadership

Executive Team



Michael Tiedemann
Chief Executive Officer

CREDIT SUISSE
Banco Garantia



Kevin Moran
President /
Chief Operating Officer

Katten
FRM



Michael Harrington
Chief Financial Officer

BRYN MAWR TRUST



Colleen Graham
Global General Counsel
and CRO

CREDIT SUISSE
BOSTON PRIVATE



Colin Peters
Chief Human
Resources Officer

ACA
NOMURA



Claire Verdirame
Chief Marketing Officer

HSBC
BARCLAYS



Phillip Dundas
Chief Technology Officer

PGIM
Schroders

Business Leads



Nancy Curtin
CIO – Global WM

BARINGS
Schroders



Craig Smith
Chair- Global WM

J.P.Morgan
Patterson Belknap



Robert Weeber
President –
International WM

CREDIT SUISSE
J.P.Morgan



Brooke Connell
President – US WM

J.P.Morgan



Patrick Flaton
Real Estate

avignon

Broad, global industry experience

AITi Global

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Governance

Independent Board Directors



Timothy Keaney
Bank of New York
Board Chair



Norma Corio
American Express
Global Business Travel



Mark Furlong
BMO Harris Bank



Tracey Brophy Warson
Citi Private Bank



Nazim Cetin [(1)]
Allianz X



Andreas Wimmer [(1)]
Allianz SE

Dependent Board Directors



Michael Tiedemann
Chief Executive Officer



Ali Bouzarif
IIWaddi representative

Board Observer



Karl Heckenberg
CWC

Board Committees

Audit, Finance and Risk

Environmental, Social, Governance and Nominating

Human Capital and Compensation

Transaction

Trusted fiduciaries with strong individual track records

AlTi Global

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1) Denotes Allianz Board Representatives

20AlTi Global Growth focused on stable, recurring revenue wealth management business Topline growth fueled by organic and inorganic growth strategy, supported by capital, relationships, scale and network of strategic partners Strong pipeline of strategic and accretive M&A opportunities globally Initiatives underway to reduce the cost basis using a zero-based budgeting (ZBB) approach In process of transforming the technology platform to enhance efficiency, productivity and scalability Focused on achieving economies of scale by leveraging global platform Financial flexibility to capitalize on future growth opportunities 01. Topline Growth 02. Margin Expansion 03. Balance Sheet Strength Expected financial drivers Well-defined path with a clear trajectory for long term growth

21AlTi Global Financial Highlights

22AlTi Global Financial(1) Key Performance Metrics • Revenues $53 million. Management fee revenues $48 million, up 9% YoY • Wealth Management and Capital Solution (“WM & CS”) revenues $52 million and Management fees $46 million, up 13% YoY • 93% of total revenues are recurring • GAAP Net Loss $75 million, Adjusted Net Loss $17 million • Consolidated Adjusted EBITDA ($5) million Fourth Quarter and FY 2024 Highlights Financials and KPIs • $76 billion of AUM/AUA, increased 6% YoY driven by growth in core WM & CS segment Consolidated Wealth Management & Capital Solutions • Revenues $207 million. Management fee revenues $191 million, up 5% YoY • WM & CS revenues $198 million and Management fees $183 million, up 14% YoY • 96% of total revenues are recurring • GAAP Net Loss $174 million, Adjusted Net Loss $21 million • Non-cash goodwill and Impairment loss $117 million • Consolidated Adjusted EBITDA $17 million • WM & CS Adjusted EBITDA $37 million, with 19% margin Q4 2024 FY 2024 (1) Adjusted EBITDA and Adjusted Net Income are non-GAAP measures. See reconciliations of non-GAAP measures and definitions in the Appendix • $67 billion of AUM/AUA, increased 15% YoY reflecting the East End Advisor and Envoi acquisitions, as well as strong market performance

23AlTi Global Fourth Quarter and FY 2024 Highlights 1) Adjusted EBITDA and Adjusted Net Income (Loss) are non-GAAP measures. See reconciliations of non-GAAP measures and definitions in the Appendix. Strategic Growth Initiatives • Announced strategic investment of up to $450 million from Allianz X and Constellation Wealth Capital • Received $250 million from Allianz X in July and $150 million from CWC in March and May • Completed the acquisition of Envoi, a Minneapolis-based MFO with ~$3 billion in AUM in July • Completed the acquisition of East End Advisors, a NY- based MFO with ~$6 billion in AUM in April • Completed our acquisition of the remaining 50% stake in UK-based Pointwise in May • Completed the sale of the European trust and private office services businesses, previously held for sale assets, in May • Announced a joint venture with Allianz X through which ultra-high-net-worth clients will be able to invest in top tier private market managers alongside Allianz Global Investors in November • After year end, announced the acquisition of Kontora, a Hamburg-based MFO with ~$15M in AUA/AUM Repositioning and Cost-Saving Initiatives • Completed the sale of LXi REIT advisors in March • Completed the sale of the European trust and private office services businesses, previously held for sale assets, in May • Re-segmented the financials to better align with go-forward growth imperatives • Commenced the strategic review of the real estate co-investment and fund management business • Introduced zero-based-budgeting to streamline costs • Began transformation of technology platforms to enhance productivity, scalability and efficiency

Full Year 2024

Select Financial and Operating Metrics

- **Revenue** of $207M compared to $247M in 2023 which included a one-time $41M incentive fee associated with the strong performance of the event driven strategy in Q4 2023. Management fees increased 5% reflecting primarily the increase in AUM/AUA of 6% in the period. 96% of revenues were from recurring fees, compared to 77% in 2023.
- **Total Operating Expenses** of $292M decreased by 16% YoY reflecting primarily lower compensation expenses, G&A and professional fees associated with our cost saving initiatives and the absence in 2024 of $20M in compensation expense associated with the $41M incentive fee recorded in Q4 2023. Normalized operating expenses, which exclude non-cash compensation, expenses related to severance costs, depreciation and amortization, and certain transaction and deal-related expenses, were $199M, down $25M million, or 11% compared to 2023
- **Other Loss** of $110M primarily due to a $117M non-cash goodwill and intangible asset impairment charges, partly offset by unrealized gains for certain items accounted for at fair value. Prior year period includes $207M of goodwill and intangible asset impairment charges.
- **Adjusted EBITDA** of $17M, decreased $11M YoY primarily reflecting the absence in 2024 of the aforementioned incentive fee. The adjusted EBITDA margin was 8%.
- **Adjusted Net loss** was $21M.
- **AUM/AUA** of $76B, composed of Wealth & Capital Solutions $67.3B and International Real Estate $8.4B, increased 6% YoY

($ in Millions)	FY24	FY23	% Change
Revenue	**$206.9**	**$246.9**	**(16)%**
Mgmt./Advisory Fees	190.5	180.9	5 %
Incentive Fees	3.3	43.4	(92)%
Distributions from Investments (1)	12.3	17.2	(28)%
Other Income/Fees	0.9	5.5	(84)%
Total Operating Expenses	**$292.2**	**$346.2**	**(16)%**
Operating Income (Loss)	(85.2)	(99.2)	14 %
Other Income (Loss)	(109.8)	(222.5)	51 %
GAAP Net Income (Loss)	**$(173.7)**	**$(311.2)**	**44 %**
Adjusted Net Income (Loss)	**$(21.3)**	**$(3.5)**	**(509)%**
Adjusted EBITDA	**$17.4**	**$28.0**	**(38)%**
Adjusted EBITDA Margin	8 %	11 %	
AUM/AUA ($B)	**$75.7**	**$71.4**	**6 %**

1) Includes $8.4M and $9.5M in management fees from External Strategic Managers in 2024 and 2023, respectively
Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided.
2023 results throughout this presentation reflect immaterial changes to the previously reported figures.

AlTi Global

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Fourth Quarter 2024

Select Financial and Operating Metrics

- **Revenue** of $53M compared to $89M in 2023 which included a one-time $41M incentive fee associated with the strong performance of the event driven strategy in Q4 2023. Management fees increased 9% reflecting primarily the increase in AUM/AUA of 6% in the period. 93% of revenues were from recurring fees, compared to 51% in Q4 2023.
- **Total Operating Expenses** of $93M decreased by 13% YoY primarily lower compensation expenses and professional fees associated with our cost saving initiatives and the absence, in 2024, of $20M in compensation expense associated with the $41M incentive fee recorded in Q4 2023. Normalized operating expenses, which exclude non-cash compensation, expenses related to severance costs, depreciation and amortization, and certain transaction and deal-related expenses, were $61M, down $23M million, or 27% compared to Q4 2023
- **Other Loss** of $47M, reflecting primarily unrealized losses for certain items accounted for at fair value
- **Adjusted EBITDA** of ($5M), compared to $9M in Q4 2023 which included the one-time incentive fee.
- **Adjusted Net loss** was $17M.
- **AUM/AUA** of $76B increased 6% YoY primarily associated with the acquisitions of East End Advisors and Envoi, as well as strong market performance.

($ in Millions)	4Q'24	4Q'23	% Change	3Q'24 [2]	% Change
Revenue	**$53.3**	**$89.4**	**(40)%**	**$53.4**	**0 %**
Mgmt./Advisory Fees	47.6	43.5	9 %	49.6	(4)%
Incentive Fees	3.0	41.4	(93)%	0.1	N/A
Distributions from Investments [1]	2.3	2.4	(4)%	3.6	(36)%
Other Income/Fees	0.5	2.1	(76)%	0.1	N/A
Total Operating Expenses	**$92.9**	**$107.1**	**(13)%**	**$69.4**	**34 %**
Operating Income (Loss)	(39.6)	(17.7)	(124)%	(16.0)	(148)%
Other Income (Loss)	(47.0)	(56.6)	17 %	(104.9)	55 %
GAAP Net Income (Loss)	**$(75.1)**	**$(76.3)**	**2 %**	**$(111.4)**	**33 %**
Adjusted Net Income (Loss)	**$(16.6)**	**$(1.0)**	**N/A**	**$(2.3)**	**N/A**
Adjusted EBITDA	**$(4.5)**	**$9.1**	**(149)%**	**$9.6**	**(147)%**
Adjusted EBITDA Margin	(8)%	10 %		18 %	
AUM/AUA ($B)	**$75.7**	**$71.4**	**6 %**	**$77.3**	**(2)%**

1) Includes $1.8M, $2.3M and $2.0M in management fees from External Strategic Managers in Q4 2024, Q4 2023 and Q3 2024, respectively
2) Q4 2023 results throughout this presentation reflect immaterial changes to the previously reported figures.
Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided.

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26AlTi Global • Revenue of $198M compared to $221M in 2023 which included a one-time $41M incentive fee associated with the strong performance of the event driven strategy in Q4 2023. Management fees increased 14% reflecting primarily the increase in AUM/AUA of 15% in the period. 96% of revenues were from recurring fees, compared to 77% in 2023. • Total Operating Expenses of $222M decreased 7% YoY, reflecting primarily lower compensation expenses, professional fees and G&A expenses associated with our cost saving initiatives and the absence, in 2024, of $20M in compensation expense associated with the $41M incentive fee recorded in Q4 2023. Normalized operating expenses, which exclude non-cash compensation, expenses related to severance costs, depreciation and amortization were $163M, down $10M or 6% YoY. • Adjusted EBITDA of $37M compared to $48M in 2023, primarily reflecting the absence in 2024 of the aforementioned incentive fee. The adjusted EBITDA margin was 19%. • AUM/AUA of $67B increased 15% YoY reflecting the East End and Envoi acquisitions and strong market performance. Wealth & Capital Solutions – Full Year 2024 Select Financial and Operating Metrics 1) Includes $8.4M and $9.5M in management fees from External Strategic Managers in 2024 and 2023, respectively Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided. ($ in Millions) FY 2024 FY 2023 % Change Revenue $198.3 $221.1 (10)% Mgmt./Advisory Fees 182.6 160.8 14 % Incentive Fees 3.3 42.7 (92)% Distributions from Investments (1) 12.3 17.2 (28)% Other Income/Fees 0.1 0.5 (80)% Total Operating Expenses $222.3 $239.8 (7)% Operating Income (Loss) (24.0) (18.7) (28)% Adjusted EBITDA $36.9 $47.6 (22)% Adjusted EBITDA Margin 19% 22% (14)% AUM/AUA ($B) $67.3 $58.7 15%

Wealth & Capital Solutions – Fourth Quarter 2024

Select Financial and Operating Metrics

- **Revenue** of $52M compared to $85M in 2023 which included a one-time $41M incentive fee associated with the strong performance of the event driven strategy in Q4 2023. Management fees increased 13% reflecting primarily the increase in AUM/AUA of 15% in the period. 93% of revenues were from recurring fees, compared to 51% in Q4 2023.
- **Total Operating Expenses** of $74M decreased by 12% YoY primarily lower compensation expenses associated with the absence in 2024 of $20M in compensation expense associated with the $41M incentive fee recorded in Q4 2023, offset by increases in professional fees. Normalized operating expenses, which exclude non-cash compensation, expenses related to severance costs, depreciation and amortization, and certain transaction and deal-related expenses, were $53M, down $16M million, or 23% compared to Q4 2023.
- **Adjusted EBITDA** of ($1M) decreased from $14M YoY primarily reflecting the absence, in 2024, of the aforementioned incentive fee.
- **AUM/AUA** of $67B increased 15% over the comparable quarter of 2023 reflecting the acquisitions of East End and Envoi and strong market performance.

($ in Millions)	4Q'24	4Q'23	% Change	3Q'24	% Change
Revenue	**$51.5**	**$84.9**	**(39)%**	**$51.8**	**(1)%**
Mgmt./Advisory Fees	46.2	41.0	13 %	48.1	(4)%
Incentive Fees	3.0	41.4	(93)%	0.1	N/A
Distributions from Investments [1]	2.3	2.4	(4)%	3.6	(36)%
Other Income/Fees	0.0	0.2	(100)%	0.0	N/A
Total Operating Expenses	**$73.6**	**$83.6**	**(12)%**	**$53.8**	**37 %**
Operating Income (Loss)	(22.2)	1.3	N/A	(2.0)	N/A
Adjusted EBITDA	**$(1.0)**	**$13.6**	**(107)%**	**$13.4**	**(107)%**
Adjusted EBITDA Margin	(2)%	16 %	(113)%	26 %	108 %
AUM/AUA ($B)	**$67.3**	**$58.7**	**15 %**	**$68.3**	**(1)%**

1) Includes $1.8M, $2.3M and $2.0M in management fees from External Strategic Managers in Q4 2024, Q4 2023 and Q3 2024, respectively
Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided.

AlTi Global 27

28AlTi Global Wealth & Capital Solutions – Wealth Management Operating Metrics – AUM/AUA Assets Under Management (AUM) See definitions in the Appendix. Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided. ($ in Billions) 4Q’24 4Q’23 FY 2024 FY 2023 Beginning Balance: $ 44.7 $ 32.9 $ 34.5 $ 28.0 Net client change (1.5) (0.2) (1.6) 1.4 Cash Flow, net (0.1) (0.1) (1.7) 0.3 Market Performance, net (0.1) 2.1 3.6 3.2 Assets subject to change in billing methodology — — (0.4) — Prior Quarter Adj / Regulation change — — — — Acquisitions 0.0 (0.2) 8.7 1.7 AUM at Period End $ 43.1 $ 34.5 $ 43.1 $ 34.5 Average AUM $ 43.9 $ 33.7 $ 38.8 $ 31.2 Assets Under Advisement (AUA) ($ in Billions) 4Q’24 4Q’23 FY 2024 FY 2023 Beginning Balance: $61.0 $48.5 $51.0 $42.5 Change (0.5) 2.6 9.4 8.5 AUA at Period End $60.5 $51.0 $60.5 $51.0 Average AUA $60.7 $49.8 $55.8 $46.8

29AlTi Global Wealth & Capital Solutions – Alternatives Operating Metrics – AUM/AUA Alternatives Platform See definitions in the Appendix. 1) The fair value of this investment is reported on a one-month lag. ($ in Millions) September 30, 2024 Gross Appreciation Subscriptions Redemptions Distributions December 31, 2024 Average AUM/AUA Event-Driven $2,027 $(11) $82 $(373) $(6) $1,719 $1,873 External Strategic Managers: Real Estate Bridge Lending (1) 2,095 (67) 0 0 (9) 2,019 2,057 European Long Short Equities 1,773 40 152 (83) (34) 1,848 1,811 Asian Credit and Special Situations 1,375 31 20 (157) (9) 1,260 1,318 External Strategic Managers 5,243 4 172 (240) (52) 5,127 5,186 Total AUM/AUA $7,270 $(7) $254 $(613) $(58) $6,846 $7,059 ($ in Millions) January 1, 2024 Gross Appreciation Subscriptions Redemptions Distributions December 31, 2024 Average AUM/AUA Event-Driven $2,382 $14 $292 $(947) $(22) $1,719 $2,051 External Strategic Managers: Real Estate Bridge Lending (1) 2,194 (141) 0 0 (34) 2,019 2,107 European Long Short Equities 1,676 216 431 (418) (57) 1,848 1,762 Asian Credit and Special Situations 1,388 233 67 (382) (46) 1,260 1,324 External Strategic Managers 5,258 308 498 (800) (137) 5,127 5,193 Total AUM/AUA $7,640 $322 $790 $(1,747) $(159) $6,846 $7,244

30AlTi Global Wealth & Capital Solutions – Alternatives Operating Metrics – AUM/AUA Alternatives Platform Fund Performance(1) 1) Past performance does not guarantee or indicate future results. The historical net performance presented above are unaudited. Please refer to Appendix for additional information. ($ in Millions) 4Q’24 3Q’24 2Q’24 1Q’24 4Q’23 FY 2024 FY 2023 Event-Driven (0.35)% 0.60% 0.02% (0.26)% 5.40% — % 10.51 % External Strategic Managers: Real Estate Bridge Lending 0.45% (0.09)% 0.81% 0.40% 0.34% 2.27% (0.27)% European Long Short Equities 2.72% 1.78% 5.29% 1.64% (0.11)% 11.89% 0.64 % Asian Credit and Special Situations 2.04% 2.53% 2.78% 5.37% 3.20% 13.31% 4.76%

31AlTi Global International Real Estate Select Financial and Operating Metrics Real Estate - Public & Private Funds Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided. 1) AUA is reported with a one-quarter lag for HLIF as management fees are billed on that basis. ($ in Billions) 4Q’24 4Q’23 FY 2024 FY 2023 Beginning Balance: $9.0 $12.4 $12.7 $14.1 Change (0.6) (0.4) (4.3) (1.4) AUM/AUA at quarter end (1) $8.4 $12.0 $8.4 $12.7 Average AUM/AUA $8.7 $12.2 $10.6 $13.4 ($ in Millions) 4Q’24 4Q’23 % Change 3Q’24 % Change FY 2024 FY 2023 % Change Revenue $1.9 $4.5 (58)% $1.5 27% $8.5 $25.8 (67)% Mgmt./Advisory Fees 1.4 2.6 (46)% 1.5 (7)% 7.9 20.1 (61)% Incentive Fees 0.0 0.0 (100)% 0.0 N/A 0.0 0.7 (100)% Other Income/Fees 0.4 1.9 (79)% 0.0 N/A 0.7 5.0 (86)% Total Operating Expenses $10.1 $16.9 (40)% $8.0 26% $37.1 $76.8 (52)% Operating Income (Loss) (8.3) (12.5) 34% (6.5) (28)% (28.5) (51.0) 44 % Adjusted EBITDA $0.0 $0.1 (100)% $(2.1) 100% $(6.2) $(1.0) N/A Adjusted EBITDA Margin N/A N/A N/A N/A N/A AUM/AUA ($B) $8.4 $12.7 (34)% $9.0 (7)% $8.4 $12.7 (34)%

Consolidated Income Statement

($ in Thousands, except share data)	4Q'24	4Q'23	3Q'24	FY 2024	FY 2023
Revenue	Unaudited	Unaudited	Unaudited	Unaudited	Unaudited
Management/advisory fees	$47,569	$43,543	$49,633	$190,455	$180,861
Incentive fees	2,952	41,446	88	3,256	43,377
Distributions from investments	2,332	2,356	3,562	12,304	17,185
Other income/fees	474	2,054	60	920	5,494
Total income	53,327	89,399	53,343	206,935	246,917
Operating Expenses					
Compensation and employee benefits	50,969	71,122	40,470	169,889	208,255
Systems, technology and telephone	5,459	4,590	4,779	19,361	16,341
Sales, distribution and marketing	772	465	757	3,496	2,217
Occupancy costs	3,178	4,059	3,892	14,572	13,814
Professional fees	20,334	12,004	11,002	50,308	63,091
Travel and entertainment	1,424	1,580	1,178	5,339	5,914
Depreciation and amortization	3,551	5,191	4,621	14,552	17,039
General, administrative and other	7,238	8,069	2,657	14,652	19,495
Total operating expenses	92,925	107,080	69,356	292,169	346,166
Total operating income (loss)	(39,598)	(17,681)	(16,013)	(85,234)	(99,249)
Other Income (Expenses)					
Impairment loss on goodwill and intangible assets	8	(23,525)	(116,082)	(116,769)	(206,777)
Gain (loss) on investments	(19,013)	(11,820)	5,962	(5,355)	(15,483)
Gain (loss) on TRA	69	1,098	(2,536)	3,855	(233)
Gain (loss) on preferred stock tranche liability	(540)	—	1,140	600	—
Gain (loss) on warrant liabilities	(3,973)	—	3,904	—	(12,866)
Gain (loss) on earnout liabilities	(11,195)	(15,108)	4,413	30,727	31,104
Interest expense	(8,516)	(4,201)	(5,194)	(23,401)	(14,501)
Interest income	1,854	—	2,685	5,362	—
Other income (expense)	(5,679)	(3,006)	833	(4,863)	(3,744)
Income (loss) before taxes	(86,583)	(74,243)	(120,888)	(195,078)	(321,749)
Income tax (expense) benefit	11,466	(2,044)	9,483	21,342	10,534
Net income (loss)	(75,117)	(76,287)	(111,405)	(173,736)	(311,215)
Net loss (income) attributed to non-controlling interests in subsidiaries	(22,265)	(26,374)	(42,767)	(75,601)	(145,631)
Net income (loss) attributable to AlTi Global, Inc.	$(52,852)	$(49,913)	$(68,638)	$(98,135)	$(165,584)
Net Income (Loss) Per Share					
Basic	$(0.63)	$(0.78)	$(0.88)	$(1.53)	$(2.70)
Diluted	$(0.63)	$(0.78)	$(0.88)	$(1.53)	$(2.70)
Weighted Average Shares of Class A Common Stock Outstanding					
Basic	$93,686,980	$64,996,321	$86,399,551	$79,692,659	$61,396,692
Diluted	$93,686,980	$64,996,321	$86,399,551	$79,692,659	$61,396,692

Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided.

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33AlTi Global Consolidated Balance Sheet Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided. ($ in Thousands, except share data) As of December 31, 2024 As of December 31, 2023 Assets Cash and cash equivalents $65,494 $15,348 Fees receivable, net (includes $920 and $16,069 of related party receivables, respectively) 33,616 70,421 Investments at fair value 148,674 165,894 Equity method investments 27,517 14,194 Intangible assets, net of accumulated amortization 469,563 435,677 Goodwill 377,842 411,634 Operating lease right-of-use assets 50,436 48,313 Deferred tax asset, net 10,581 — Other assets, net 59,797 48,182 Contingent consideration receivable 1,389 — Assets held for sale — 56,634 Total assets $1,244,909 $1,266,297 Liabilities Accounts payable and accrued expenses $33,976 $37,156 Accrued compensation and profit sharing 60,074 61,768 Accrued member distributions payable 3,355 7,271 Warrant liabilities, at fair value — — Earn-out liabilities, at fair value 64,639 63,444 TRA liability (includes $9,378 and $13,233 at fair value, respectively) 28,765 17,607 Preferred stock tranche liability, at fair value 3,940 — Delayed share purchase agreement — 1,818 Earn-in consideration payable 932 1,830 Operating lease liabilities 63,055 56,123 Debt, net of unamortized deferred financing cost — 186,353 Deferred tax liability, net — 14,109 Other liabilities, net 14,149 22,533 Liabilities held for sale — 13,792 Total liabilities $272,885 $483,804 Mezzanine Equity Series A Redeemable Cumulative Convertible Preferred stock, $0.0001 par value, 795,947 shares authorized 140,000 shares issued and outstanding at December 31, 2024, 0 shares authorized, 0 issued and outstanding at December 31, 2023 142,858 — Series C Redeemable Cumulative Convertible Preferred stock, $0.0001 par value, 150,000 shares authorized, 150,000 shares issued and outstanding at December 31, 2024, and 0 shares authorized, 0 issued and outstanding at December 31, 2023 160,808 — Shareholders’ Equity Common stock, Class A, $0.0001 par value, 875,000,000 authorized, 93,686,980 and 65,110,875 issued and outstanding, respectively 9 7 Common stock, Class B, $0.0001 par value, 150,000,000 authorized, 46,138,876 and 53,219,713 issued and outstanding, respectively — — Common stock, Class C Non-Voting, $0.0001 par value, 9,000,000 authorized, 0 and 0 issued and outstanding, respectively — — Additional paid-in capital 652,862 536,509 Retained earnings (accumulated deficit) (291,662) (193,527) Accumulated other comprehensive income (loss) (729) 9,155 Total AlTi Global, Inc. shareholders’ equity 664,146 352,144 Non-controlling interest in subsidiaries 307,878 430,349 Total shareholders’ equity 972,024 782,493 Total liabilities, mezzanine equity, and shareholders’ equity $1,244,909 $1,266,297

Segment Income Statement

	For the Three Months Ended 12/31/2024				For the Three Months Ended 12/31/2023			
($ in Thousands)	Wealth & Capital Solutions	International Real Estate	Corporate	Total	Wealth & Capital Solutions	International Real Estate	Corporate	Total
Revenue								
Management/advisory fees	$46,163	$1,406	$—	$47,569	$40,964	$2,579	$—	$43,543
Incentive fees	2,952	—	—	2,952	41,438	8	—	41,446
Distributions from investments	2,332	—	—	2,332	2,356	—	—	2,356
Other income/fees	25	449	—	474	178	1,876	—	2,054
Total income	$51,472	$1,855	$—	$53,327	$84,936	$4,463	$—	$89,399
Operating Expenses								
Compensation and employee benefits	46,087	(48)	4,930	50,969	63,587	5,355	2,180	71,122
Systems, technology and telephone	4,692	223	544	5,459	3,774	342	474	4,590
Sales, distribution and marketing	574	123	75	772	315	33	117	465
Occupancy costs	2,805	223	150	3,178	3,283	548	228	4,059
Professional fees	9,392	5,440	5,502	20,334	5,933	3,708	2,363	12,004
Travel and entertainment	974	191	259	1,424	1,122	209	249	1,580
Depreciation and amortization	3,950	1	(400)	3,551	3,312	1,796	83	5,191
General, administrative and other	5,153	3,993	(1,908)	7,238	2,293	4,945	831	8,069
Total operating expenses	$73,627	$10,146	$9,152	$92,925	$83,619	$16,936	$6,525	$107,080
Total operating income (loss)	(22,155)	(8,291)	(9,152)	(39,598)	1,317	(12,473)	(6,525)	(17,681)
Other Income (Expenses)								
Impairment loss on goodwill and intangible assets	—	8	—	8	—	(23,525)	—	(23,525)
Gain (loss) on investments	(18,937)	(95)	19	(19,013)	1,159	(12,935)	(44)	(11,820)
Gain (loss) on Preferred stock tranche liability	—	—	(540)	(540)	—	—	—	—
Gain (loss) on warrant liability	—	—	(3,973)	(3,973)	—	—	—	—
Gain (loss) on earn-out liability	(1,676)	—	(9,519)	(11,195)	1,723	—	(16,831)	(15,108)
Gain (loss) on TRA	—	—	69	69	—	—	1,098	1,098
Interest expense	(1,065)	(6)	(7,445)	(8,516)	1,845	25	(6,071)	(4,201)
Interest income	50	36	1,768	1,854	—	—	—	—
Other income	(5,290)	(3)	(386)	(5,679)	(1,210)	(1,680)	(116)	(3,006)
Income (loss) before taxes	(49,073)	(8,351)	(29,159)	(86,583)	4,834	(50,588)	(28,489)	(74,243)
Income tax (expenses) benefit	(45)	148	11,363	11,466	(407)	18,927	(20,564)	(2,044)
Net income (loss)	$(49,118)	$(8,203)	$(17,796)	$(75,117)	$4,427	$(31,661)	$(49,053)	$(76,287)

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Segment Income Statement (cont.)

($ in Thousands)	For the Three Months Ended 09/30/2024 Wealth & Capital Solutions	International Real Estate	Corporate	Total
Revenue				
Management/advisory fees	$48,101	$1,532	$—	$49,633
Incentive fees	88	0	0	88
Distributions from investments	3,562	0	0	3,562
Other income/fees	27	3	30	60
Total income	$51,778	$1,535	$30	$53,343
Operating Expenses				
Compensation and employee benefits	34,525	2,327	3,618	40,470
Systems, technology and telephone	4,205	199	375	4,779
Sales, distribution and marketing	620	66	71	757
Occupancy costs	3,438	232	222	3,892
Professional fees	3,787	4,270	2,945	11,002
Travel and entertainment	795	156	227	1,178
Depreciation and amortization	4,173	33	415	4,621
General, administrative and other	2,234	748	(325)	2,657
Total operating expenses	$53,777	$8,031	$7,548	$69,356
Total operating income (loss)	(1,999)	(6,496)	(7,518)	(16,013)
Other Income (Expenses)				
Impairment loss on goodwill and intangible assets	(74,267)	(41,815)	0	(116,082)
Gain (loss) on investments	5,607	368	(13)	5,962
Gain (loss) on Preferred stock tranche liability	0	0	1,140	1,140
Gain (loss) on warrant liability	0	0	3,904	3,904
Gain (loss) on earn-out liability	(5,304)	0	9,717	4,413
Gain (loss) on TRA	0	0	(2,536)	(2,536)
Interest expense	(562)	(79)	(4,553)	(5,194)
Interest income	610	120	1,955	2,685
Other income	840	0	(7)	833
Income (loss) before taxes	(75,075)	(47,902)	2,089	(120,888)
Income tax (expenses) benefit	(437)	1	9,919	9,483
Net income (loss)	$(75,512)	$(47,901)	$12,008	$(111,405)

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35

Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided.

Segment Income Statement (cont.)

($ in Thousands)	For the Fiscal Year Ended 12/31/2024				For the Fiscal Year Ended 12/31/2023			
	Wealth & Capital Solutions	International Real Estate	Corporate	Total	Wealth & Capital Solutions	International Real Estate	Corporate	Total
Revenue								
Management/advisory fees	$182,599	$7,856	$—	$190,455	$160,785	$20,076	$—	$180,861
Incentive fees	3,256	—	—	3,256	42,674	703	—	43,377
Distributions from investments	12,304	—	—	12,304	17,185	—	—	17,185
Other income/fees	97	688	135	920	501	4,993	—	5,494
Total income	$198,256	$8,544	$135	$206,935	$221,145	$25,772	$—	$246,917
Operating Expenses								
Compensation and employee benefits	141,000	13,766	15,123	169,889	159,577	39,064	9,614	208,255
Systems, technology and telephone	16,653	927	1,781	19,361	13,663	1,268	1,410	16,341
Sales, distribution and marketing	2,749	397	350	3,496	1,484	323	410	2,217
Occupancy costs	12,824	984	764	14,572	11,271	2,104	439	13,814
Professional fees	21,003	14,359	14,946	50,308	31,299	17,657	14,135	63,091
Travel and entertainment	3,730	590	1,019	5,339	4,052	816	1,046	5,914
Depreciation and amortization	14,184	125	243	14,552	10,290	6,642	107	17,039
General, administrative and other	10,111	5,921	(1,380)	14,652	8,161	8,920	2,414	19,495
Total operating expenses	$222,254	$37,069	$32,846	$292,169	$239,797	$76,794	$29,575	$346,166
Total operating income (loss)	(23,998)	(28,525)	(32,711)	(85,234)	(18,652)	(51,022)	(29,575)	(99,249)
Other Income (Expenses)								
Impairment loss on goodwill and intangible assets	(74,267)	(42,502)	—	(116,769)	—	(206,777)	—	(206,777)
Gain (loss) on investments	(4,154)	(2,054)	853	(5,355)	4,220	(19,643)	(60)	(15,483)
Gain (loss) on Preferred stock tranche liability	—	—	600	600	—	—	—	—
Gain (loss) on warrant liability	—	—	—	—	—	—	(12,866)	(12,866)
Gain (loss) on earn-out liability	(7,804)	—	38,531	30,727	1,723	—	29,381	31,104
Gain (loss) on TRA	—	—	3,855	3,855	—	—	(233)	(233)
Interest expense	(1,630)	(12)	(21,759)	(23,401)	(1,133)	209	(13,577)	(14,501)
Interest income	1,025	156	4,181	5,362	—	—	—	—
Other income	(4,528)	(5)	(330)	(4,863)	(1,287)	(2,341)	(116)	(3,744)
Income (loss) before taxes	(115,356)	(72,942)	(6,780)	(195,078)	(15,129)	(279,574)	(27,046)	(321,749)
Income tax (expenses) benefit	(929)	78	22,193	21,342	(1,292)	18,532	(6,706)	10,534
Net income (loss)	$(116,285)	$(72,864)	$15,413	$(173,736)	$(16,421)	$(261,042)	$(33,752)	$(311,215)

Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided.

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Non-GAAP Reconciliation

($ in Thousands)	For the Three Months Ended 12/31/2024				For the Three Months Ended 12/31/2023			
	Wealth & Capital Solutions	International Real Estate	Corporate	Total	Wealth & Capital Solutions	International Real Estate	Corporate	Total
Net income before taxes	$ (49,073)	$ (8,351)	$ (29,159)	$ (86,583)	$ 4,834	$ (50,588)	$ (28,489)	$ (74,243)
Stock based compensation (a)	5,934	(200)	855	6,589	6,800	35	609	7,444
Stock based compensation - Legacy (b)	-	-	-	-	(1)	1	-	-
Transaction expenses (c)	14,346	350	2,551	17,247	2,902	1,844	1,259	6,005
Change in fair value of warrant liabilities (d)	-	-	3,973	3,973	-	-	-	-
Change in fair value of (gains)/losses on TRA (e)	-	-	(69)	(69)	-	-	(1,098)	(1,098)
Changes in fair value of (gains)/losses on investments and non-recurring realized gain/losses on sales (f)	19,430	882	-	20,312	(3,009)	-	-	(3,009)
Change in fair value of earnout liabilities (g)	1,676	-	9,519	11,195	(1,745)	-	16,831	15,086
Organization streamlining cost (h)	984	6,920	1,238	9,142	1,782	3,499	115	5,396
Impairment (non-cash) (i)	696	3	—	699	—	40,197	—	40,197
Impairment goodwill (j)	—	—	—	—	—	—	—	—
(Gains)/Losses on EMI/Carried Interest (non-cash) (k)	(3)	242	—	239	183	2,601	—	2,784
EMI Adjustments (Interest, Depreciation, Taxes & Amortization) (l)	11	132	—	143	380	780	—	1,160
Change in fair value of Preferred stock tranche liability (m)	—	—	540	540	—	—	—	—
Adjusted income (loss) before taxes	(5,999)	(22)	(10,552)	(16,573)	12,126	(1,631)	(10,773)	(278)
Adjusted income tax (expense) benefit	-	-	-	-	5,209	(1,221)	(4,696)	(708)
Adjusted Net Income	(5,999)	(22)	(10,552)	(16,573)	17,335	(2,852)	(15,469)	(986)
Interest expense	1,065	6	7,445	8,516	(1,845)	(25)	6,071	4,201
Income tax expense	45	(148)	(11,363)	(11,466)	407	(18,927)	20,564	2,044
Net income tax adjustments	(45)	148	11,363	11,466	(5,616)	20,148	(15,868)	(1,336)
Depreciation and amortization	3,951	1	(401)	3,551	3,312	1,796	83	5,191
Adjusted EBITDA	$ (983)	$ (15)	$ (3,508)	$ (4,506)	$ 13,593	$ 140	$ (4,619)	$ 9,114

a) Add-back of non-cash expense related to awards of Class A Common stock (approved post-Business Combination).
b) Add-back of non-cash expense related to awards of Class A Common stock (approved pre-Business Combination).
c) Add-back of transaction expenses related to the Business Combination, subsequent acquisitions or divestitures, and issuance of preferred and common stock, including compensation arrangements, legal fees, accounting advisory fees, litigation settlements, and M&A-related audit fees, among others.
d) Add-back of the change in fair value of the warrant liabilities.
e) Add-back of the change in unrealized gains/losses related primarily to the TRA liability.
f) Add-back of the change in unrealized gains/losses related to Investments held at fair value and includes the non-recurring realized gain for the sale of FOS ($9.4 million) for FYE 12/31/24
g) Add-back to the change in fair value of the earn-out liabilities.
h) Add-back of cost to implement organization change to derive cost synergy, including consulting fees, severance charges, technology implementation costs, and bad debt expense related to strategic portfolio realignment.
i) Add-back of impairment of carried interest/equity method investments and intangible assets.
j) Add-back of the impairment of goodwill.
k) Add-back of the amortization of the step-up in equity method investments.
l) Add-back of reported interest, depreciation, amortization, and tax adjustments of the Company's equity method investments.
m) Add-back of the change in fair value of Preferred stock tranche liability.
Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided.

AlTi Global

37

Non-GAAP Reconciliation (cont.)

	For the Three Months Ended 9/30/2024			
($ in Thousands)	Wealth & Capital Solutions	International Real Estate	Corporate	Total
Net income before taxes	$ (75,075)	$ (47,902)	$ 2,089	$ (120,888)
Stock based compensation (a)	6,516	(10)	1,031	7,537
Stock based compensation - Legacy (b)	-	-	-	-
Transaction expenses (c)	4,015	(522)	2,431	5,924
Change in fair value of warrant liabilities (d)	-	-	(3,904)	(3,904)
Change in fair value of (gains)/losses on TRA (e)	-	-	2,536	2,536
Changes in fair value of (gains)/losses on investments and non-recurring realized gain/losses on sales (f)	(6,383)	(447)	(5)	(6,835)
Change in fair value of earnout liabilities (g)	5,340	-	(9,717)	(4,377)
Organization streamlining cost (h)	53	4,000	-	4,053
Impairment (non-cash) (i)	44,920	1,544	—	46,464
Impairment goodwill (j)	29,367	40,357	—	69,724
(Gains)/Losses on EMI/Carried Interest (non-cash) (k)	(50)	285	—	235
EMI Adjustments (Interest, Depreciation, Taxes & Amortization) (l)	—	492	—	492
Change in fair value of Preferred stock tranche liability (m)	—	—	(1,140)	(1,140)
Adjusted income (loss) before taxes	8,703	(2,203)	(6,679)	(179)
Adjusted income tax (expense) benefit	(2,300)	151	-	(2,149)
Adjusted Net Income	6,403	(2,052)	(6,679)	(2,328)
Interest expense	562	79	4,553	5,194
Income tax expense	437	(1)	(9,919)	(9,483)
Net income tax adjustments	1,863	(150)	9,919	11,632
Depreciation and amortization	4,173	33	415	4,621
Adjusted EBITDA	$ 13,438	$ (2,091)	$ (1,711)	$ 9,636

a) Add-back of non-cash expense related to awards of Class A Common stock (approved post-Business Combination).
b) Add-back of non-cash expense related to awards of Class A Common stock (approved pre-Business Combination).
c) Add-back of transaction expenses related to the Business Combination, subsequent acquisitions or divestitures, and issuance of preferred and common stock, including compensation arrangements, legal fees, accounting advisory fees, litigation settlements, and M&A-related audit fees, among others.
d) Add-back of the change in fair value of the warrant liabilities.
e) Add-back of the change in unrealized gains/losses related primarily to the TRA liability.
f) Add-back of the change in unrealized gains/losses related to Investments held at fair value and includes the non-recurring realized gain for the sale of FOS ($9.4 million) for FYE 12/31/24
g) Add-back to the change in fair value of the earn-out liabilities.
h) Add-back of cost to implement organization change to derive cost synergy, including consulting fees, severance charges, technology implementation costs, and bad debt expense related to strategic portfolio realignment.
i) Add-back of impairment of carried interest/equity method investments and intangible assets.
j) Add-back of the impairment of goodwill.
k) Add-back of the amortization of the step-up in equity method investments.
l) Add-back of reported interest, depreciation, amortization, and tax adjustments of the Company's equity method investments.
m) Add-back of the change in fair value of Preferred stock tranche liability.

Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided.

AlTi Global

38

Non-GAAP Reconciliation (cont.)

($ in Thousands)	For the Fiscal Year Ended 12/31/2024 Wealth & Capital Solutions	International Real Estate	Corporate	Total	For the Fiscal Year Ended 12/31/2023 Wealth & Capital Solutions	International Real Estate	Corporate	Total
Net income before taxes	$ (115,356)	$ (72,942)	$ (6,780)	$ (195,078)	$ (15,129)	$ (279,574)	$ (27,046)	$ (321,749)
Stock based compensation (a)	21,004	(46)	3,257	24,215	23,406	733	1,086	25,225
Stock based compensation - Legacy (b)	(50)	(27)	-	(77)	9,017	15,606	74	24,697
Transaction expenses (c)	26,443	3,908	10,017	40,368	21,666	12,523	9,408	43,597
Change in fair value of warrant liabilities (d)	-	-	-	-	-	-	12,866	12,866
Change in fair value of (gains)/losses on TRA (e)	-	-	(3,855)	(3,855)	-	-	233	233
Changes in fair value of (gains)/losses on investments and non-recurring realized gain/losses on sales (f)	6,573	(954)	(46)	5,573	(4,684)	-	-	(4,684)
Change in fair value of earnout liabilities (g)	7,805	-	(38,532)	(30,727)	(1,745)	-	(29,381)	(31,126)
Organization streamlining cost (h)	1,792	15,171	1,239	18,202	3,202	8,348	526	12,076
Impairment (non-cash) (i)	47,970	5,420	—	53,390	—	73,594	—	73,594
Impairment goodwill (j)	29,367	40,357	—	69,724	—	153,859	—	153,859
(Gains)/Losses on EMI/Carried Interest (non-cash) (k)	(4,486)	1,194	—	(3,292)	—	5,017	—	5,017
EMI Adjustments (Interest, Depreciation, Taxes & Amortization) (l)	11	1,608	—	1,619	470	2,419	—	2,889
Change in fair value of Preferred stock tranche liability (m)	—	—	(600)	(600)	—	—	—	—
Adjusted income (loss) before taxes	21,073	(6,311)	(35,300)	(20,538)	36,203	(7,475)	(32,234)	(3,506)
Adjusted income tax (expense) benefit	(4,627)	1,033	2,824	(770)	-	-	-	-
Adjusted Net Income	16,446	(5,278)	(32,476)	(21,308)	36,203	(7,475)	(32,234)	(3,506)
Interest expense	1,630	12	21,759	23,401	1,133	(209)	13,577	14,501
Income tax expense	929	(78)	(22,193)	(21,342)	1,292	(18,532)	6,706	(10,534)
Net income tax adjustments	3,698	(955)	19,369	22,112	(1,292)	18,532	(6,706)	10,534
Depreciation and amortization	14,185	125	242	14,552	10,290	6,642	107	17,039
Adjusted EBITDA	$ 36,888	$ (6,174)	$ (13,299)	$ 17,415	$ 47,626	$ (1,042)	$ (18,550)	$ 28,034

a) Add-back of non-cash expense related to awards of Class A Common stock (approved post-Business Combination).
b) Add-back of non-cash expense related to awards of Class A Common stock (approved pre-Business Combination).
c) Add-back of transaction expenses related to the Business Combination, subsequent acquisitions or divestitures, and issuance of preferred and common stock, including compensation arrangements, legal fees, accounting advisory fees, litigation settlements, and M&A-related audit fees, among others.
d) Add-back of the change in fair value of the warrant liabilities.
e) Add-back of the change in unrealized gains/losses related primarily to the TRA liability.
f) Add-back of the change in unrealized gains/losses related to Investments held at fair value and includes the non-recurring realized gain for the sale of FOS ($9.4 million) for FYE 12/31/24
g) Add-back to the change in fair value of the earn-out liabilities.
h) Add-back of cost to implement organization change to derive cost synergy, including consulting fees, severance charges, technology implementation costs, and bad debt expense related to strategic portfolio realignment.
i) Add-back of impairment of carried interest/equity method investments and intangible assets.
j) Add-back of the impairment of goodwill.
k) Add-back of the amortization of the step-up in equity method investments.
l) Add-back of reported interest, depreciation, amortization, and tax adjustments of the Company's equity method investments.
m) Add-back of the change in fair value of Preferred stock tranche liability.
Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided.

AlTi Global

39

40AlTi Global Appendix

41AlTi Global Glossary Assets Under Management and Assets Under Advisement. For financial presentation purposes, total assets under management and assets under advisement (“AUM/AUA”) of AlTi Global is calculated as set forth below: AUM/AUA includes billable and non-billable assets. Billable assets represent the portion of assets on which we charges fees, including under co-investment arrangements. For the purpose of calculating co-investment assets, we include the gross asset value of all assets managed or supervised by operating partner subsidiaries, affiliates and joint ventures in which we hold either a majority or minority stake. Non-billable assets are exempt of fees. They consist of assets such as cash and cash equivalents, real estate, investment consulting assets and other designated assets. Our AUM/AUA also includes the assets under management of each of our External Strategic Managers. Unless otherwise defined, AUM refers to assets on which a business provides continuous and regular billable supervisory or management services. As noted, our AUM/AUA includes the AUM of our external strategic managers as we believe including such AUM presents a more accurate depiction of the respective businesses. However, the AUM of the external strategic managers should not be viewed as part our AUM for regulatory and/or statutory purposes under the U.S. Investment Advisers Act of 1940, as amended. Adjusted EBITDA. We use Adjusted EBITDA as a non-US GAAP measure to track our performance and assess our ability to service our borrowings. This is a non-US GAAP financial measure supplement and should be considered in addition to and not in lieu of, the results of operations, prepared in accordance with US GAAP. Adjusted EBITDA is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of net income (loss). Adjusted EBITDA represents adjusted net income plus (a) interest expense, net, (b) income tax expense, (c) adjusted income tax expense less income tax expense, and (d) depreciation and amortization expense. Adjusted Net Income. We use Adjusted Net Income as a non-US GAAP measure to track our performance and assess our ability to service our borrowings. This is a non-US GAAP financial measure supplement and should be considered in addition to and not in lieu of, the results of operations, prepared in accordance with U.S. GAAP. Adjusted Net Income represents net income (loss) before taxes plus (a) equity-settled share-based payments, (b) transaction-related costs, including professional fees, (c) impairment of equity method investments, (d) change in fair value of investment or other financial instruments, (e) onetime bonuses recorded in the statement of operations, (f) compensation expense related to the earn-in of certain variable interest entities, and (g) adjusted income tax expense. Billable Assets. Represents the portion of our AUM/AUA on which we charge fees. External Strategic Managers. are those managers in which the we have made an external investment, and the strategies of these managers include Real Estate Bridge Lending, European Long/Short Equity and Asian Credit and Special Situations. MFO. Multi-family office Mgmt./Advisory Fees. Mgmt./Advisory fees represent fees recurring in nature, primarily management fees. Impact Investing. Investment practices seeking to generate various levels of financial performance together with the generation of positive measurable environmental and social impacts. Recurring revenues. Management/Advisory fees plus the management fee portion of distribution from investments. UHNW. Ultra High Net Worth individuals are people with a net worth of at least $30 million.

42AlTi Global Footnotes Past performance does not guarantee or indicate future results. The historical net performance presented are unaudited. A description of the strategies is provided below: Event-driven: The Event-driven strategy is based in New York. This strategy, which has $1.7 billion of AUM as of December 31, 2024, focuses on 0-to-30-day events within the merger process. The investment team employs deep research on each situation in the portfolio with a focus on complex, hostile, up-for-sale situations where our primary research work can drive uncorrelated alpha. The research and investment process is focused on hard catalyst events and is not dependent on deal flow. Real Estate Bridge Lending : The Real Estate Bridge Lending strategy is managed by an external manager based in Toronto and focuses on complex construction, term, and pre-development bridge loans throughout North America. The strategy has $2 billion AUM as of December 31, 2024. The strategy’s diversified portfolio primarily consists of first lien mortgages with little to no structural leverage. The team places an emphasis on risk management via rigorous underwriting consisting of borrower analysis, vetting, and extensive monitoring across all major real estate asset classes. European Long Short Equities: The European Long Short Equities strategy is managed by an external manager based in London. The strategy has $1.8 billion AUM as of December 31, 2024, and trades the portfolio actively and absolute return-oriented with a focus on financials, cyclicals, and mining and minerals. The strategy is market agnostic and runs with a variable net exposure, equally comfortable net long or net short. Asia Credit and Special Situations: The Asia Credit and Special Situations strategy is managed by an external manager based in Hong Kong. The strategy has $1.3 billion AUM as of December 31, 2024, and includes performing, stressed, and distressed bonds and loans throughout the Asia Pacific region. The manager strives to capitalize on what it believes is an under-researched and inefficient market with limited competition and attractive levels of stressed and distressed activity.

43AlTi Global Investment • Up to $300M ($250M funded July 31, 2024. Option to invest an additional $50M in the future) • $150M ($115M funded in April 2024 and $35M funded in May 2024) Common stock • $110M at close through a new issue of 19.3 million shares of common stock (Class A) at a price of $5.69 • Ownership cap to prevent Allianz ownership of voting securities from exceeding 24.9% of total common stock • N/A Preferred instrument • $140M at close via new convertible preferred stock (Series A) • Additional $50M also via new convertible preferred stock (Series A) • $150M via new convertible preferred stock (Series C) Dividend rate • 9.75% PIK, paid 50% in common stock and 50% in new Series A preferred stock • Dividend rate reduces if AlTi stock price >$12.50 • 9.75% PIK, paid in new Series C preferred stock • Dividend rate reduces if AlTi stock price >$12.50 • AlTi can elect to settle all or a portion of PIK dividends in cash Conversion Right • Holder has conversion right after 2 years into AlTi common stock at a conversion price of $8.70 • Mandatory conversion after 3 years if daily VWAP is equal or greater than $15.23 • Holder has conversion right after 5 years into AlTi common stock at a conversion price of $8.70 • AlTi can elect to settle any conversion in cash rather than common stock Redemption rights • AlTi and Holder have redemption rights after 30 years • Investor has a redemption right after 5 years • AlTi has a redemption right after 3 years • AlTi can elect to settle part of the redemption value in AlTi common stock Warrants • Warrants over 5 million shares of Class A common stock • Strike price of $7.40 • Warrants over 2 million shares of Class A common stock • Strike price of $7.40 Strategic Partnerships

44AlTi Global Thank You